Exhibit 15.1

July 16, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 1, 2013 on our review of interim financial information of Realogy Holdings Corp. and its subsidiaries (the “Company”) for the three month periods ended March 31, 2013 and March 31, 2012 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in the Registration Statement of Realogy Holdings Corp. on Post-Effective Amendment No. 1 to Form S-3 dated July 16, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP